EXHIBIT 10.1

CONVENTION DE RUPTURE Articles L. 1237-11 et suivants du Code du travail	SEPARATION AGREEMENT Article L.1237-11 seq. Of the French labor code
ENTRE LES SOUSSIGNES :

La société HYPERCOM FRANCE SARL, société à responsabilité limitée dont le siège social est situé 9/11 rue Jeanne Braconnier à MEUDON LA FORET (92362), représentée par Madame Agnès CALENDRAY, DRH, dument mandatée à cet effet,

Ci-après « la société HYPERCOM »,

D'UNE PART

ET :

Monsieur Henry GAILLARD, né le [D.O.B. on file with Hypercom] à [Address on file with Hypercom],

D'AUTRE PART

Between the undersigned:

Hypercom France SARL, limited liability company ruled by French law, which head office is:  9/11 rue Jeanne Braconnier à Meudon-La-Forêt (92362), represented for the purposes of this agreement by Mrs. Agnse Calendray, HR Director, duly empowered,

Hereafter called “the Company”

And:

Mr. Henry Gaillard, born on [D.O.B. on file with Hypercom] in [Address on file with Hypercom]

PRÉALABLEMENT A L'OBJET DES PRÉSENTES, IL A ÉTÉ RAPPELÉ CE QUI SUIT :	AS A PREAMBLE TO THE PRESENT AGREEMENT, IT IS RECALLED THE FOLLOWING:
1. Monsieur Henry GAILLARD a été engagé par contrat de travail à durée indéterminée à compter du 19 décembre 2008, avec une reprise d’ancienneté au 1er septembre 1985, statut cadre.	1. Mr. Henry Gaillard was hired pursuant to an indefinite-term employment contract dated December 19, 2008 that recognized his seniority as of September 1, 1985.
2. Au cours des mois de d’octobre et novembre 2010, la société HYPERCOM et Monsieur Henry GAILLARD ont eu plusieurs entretiens au cours desquels ils ont envisagé de mettre fin à cette relation contractuelle dans le cadre du dispositif de rupture conventionnelle du contrat de travail, tel que prévu par les articles L.1237-11 à L.1237-16 du Code du travail.

Dans le cadre de ces discussions, Monsieur Henry GAILLARD a été informé de la possibilité qu'il avait de contacter le service public de l'emploi afin de prendre sa décision en pleine connaissance de ses droits.

2. During the months of October and November 2010, HYPERCOM and Mr. Henry GAILLARD had several discussions during which they considered terminating the employment contract pursuant to the mutual agreement process for the termination of employment contracts as provided by articles L.1237-11 to L.1237-16 of the French labor code.

Within the framework of these discussions, Mr. Henry GAILLARD was informed that he had the opportunity to contact the French labor administration in order to make his decision with full knowledge of his rights.

AU TERME DE CES DISCUSSIONS, LA SOCIÉTÉ HYPERCOM ET MONSIEUR HENRY GAILLARD ONT DÉCIDÉ CE QUI SUIT :	AT THE CONCLUSION OF THESE DISCUSSIONS HYPERCOM AND MR. HENRY GAILLARD DECIDED THE FOLLOWING:
ARTICLE 1 - LIBRE CONSENTEMENT

Chaque partie reconnaît avoir décidé, librement et sans contrainte, la rupture du contrat de travail.

Les parties reconnaissent avoir défini les modalités de la présente convention au cours de plusieurs entretiens, notamment les 29 octobre et 24 novembre 2010.

Préalablement à ces entretiens, la société HYPERCOM a informé Monsieur Henry GAILLARD de son droit de se faire assister.

Lors de ces entretiens, Monsieur Henry GAILLARD a fait le choix de ne pas se faire assister.

De ce fait, l’employeur n’a pas usé de sa faculté de se faire lui-même assister lors des entretiens.

ARTICLE 1 – FREE CONSENT

Each party acknowledges having decided, freely and without restraint, the termination of the employment contract.

The parties acknowledge having defined the terms of the present Agreement during several discussions, including those held on October 29 and November 24, 2010.

Prior to these discussions, HYPERCOM informed Mr. Henry GAILLARD of his right to be assisted.

During the discussions, Mr. Henry GAILLARD chose not to be assisted.

As a result, the employer did not make use of its right also to be assisted during those discussions.

ARTICLE 2 - INDEMNITÉ DE RUPTURE CONVENTIONNELLE

La société HYPERCOM versera à Monsieur Henry GAILLARD, à la Date de Rupture de son contrat de travail telle que définie à l'article 5 de la présente convention, une indemnité spécifique de rupture conventionnelle d'un montant brut de 359 000€ (trois-cent cinquante-neuf mille euros).
Cette somme lui sera payée par chèque bancaire libellé à son ordre.

Les parties reconnaissent que le montant de cette indemnité est au moins égal à celui de l'indemnité de licenciement prévue par la convention collective de la métallurgie des ingénieurs et cadres applicable au contrat de travail et qu'il est supérieur au montant de l'indemnité légale de licenciement.

ARTICLE 2 – TERMINATION INDEMNITY

HYPERCOM will pay Mr. Henry GAILLARD, on the Termination Date as defined in article 5 of the present Agreement, a specific indemnity relating to this Agreement in the gross amount of €359,000 (three hundred and fifty-nine thousand Euros).
This payment will be made by bank check to the order of Mr. Henry GAILLARD.

The parties acknowledge that the indemnity amount is at least equal to the dismissal indemnity provided by the National Collective Bargaining Agreement of Metallurgical Industries for managers and engineers, applicable to the employment contract, and that it is higher than the amount of the legal dismissal indemnity.

ARTICLE 3 - FACULTÉ DE RÉTRACTATION

A compter de la date de la présente convention, Monsieur Henry GAILLARD et la société HYPERCOM disposent chacune de la faculté de se rétracter, à la condition d’en informer l'autre partie, au plus tard dans un délai de quinze jours calendaires à compter de la signature de la présente convention, par lettre remise en main propre contre décharge dans ce délai ou par courrier recommandé avec demande d’avis de réception présenté dans ce délai ou encore par exploit d'huissier signifié dans ce délai.

L’exercice par l’une ou l’autre des parties de sa faculté de rétractation rendra caducs la présente convention ainsi que le formulaire réglementaire joint en annexe.

ARTICLE 3 – RIGHT TO REVOKE

As of the date of the present Agreement, Mr. Henry GAILLARD and HYPERCOM both have an option to revoke this Agreement, provided that they notify such revocation to the other party at the latest fifteen calendar days from the date of the present Agreement by a hand-delivered letter or by registered mail with a return receipt delivered within the required time-frame or delivered by a bailiff/court officer.

Should one of Parties revoke this Agreement then the present Agreement and the attached statutory form will become null and void.

ARTICLE 4 - HOMOLOGATION

A l’issue du délai de rétractation, la société HYPERCOM adressera une demande d’homologation de la présente convention à l’inspection du travail, suivant le modèle réglementaire joint en annexe, en y joignant un exemplaire de la présente convention.

L’inspection du travail disposera d’un délai de 15 jours ouvrables, à compter du jour de réception de la demande, pour s’assurer du respect des conditions prévues par les articles L.1237-11 et suivants du Code du travail et de la liberté de consentement des parties, et accepter ou refuser l’homologation de la rupture.

A défaut de notification de la décision de l’inspection du travail dans le délai de 15 jours ouvrables, l’homologation sera réputée acquise.

ARTICLE 4 – REGISTRATION/ HOMOLOGATION

Upon expiration of the revocation period, HYPERCOM shall apply to register the present Agreement with the French labor administration, pursuant to the attached statutory form to which will be attached a copy of this Agreement.

The French labor administration shall have 15 working days from the date the application is received to ensure the compliance of the present Agreement with the conditions provided by article L.1237-11 et seq. of the French labor code and of the free consent of the Parties, and to approve or not the application to register the employment termination.

If the labor administration fails to inform the parties of its decision within 15 working days, the registration will be deemed to have occurred.

ARTICLE 5 - RUPTURE DU CONTRAT

La rupture du contrat de travail interviendra le 24 janvier 2011 (« Date de Rupture »).

A la Date de Rupture, la société HYPERCOM versera à Monsieur Henry GAILLARD les éléments de son solde de tout compte, comprenant notamment l’indemnité compensatrice de congés payés (correspondant à 15 jours) ainsi que les salaires restants éventuellement dus à cette date.

Il est précisé que Monsieur Henry GAILLARD percevra son bonus au titre de l’année 2010 selon les modalités (méthode de calcul et date de versement) qui seront appliquées aux membres du « Corporate » basés aux Etats-Unis.

La société HYPERCOM remettra à Monsieur Henry GAILLARD un reçu pour solde de tout compte, un certificat de travail et une attestation destinée à l’assurance chômage.

Jusqu’à la Date de Rupture, la relation de travail se poursuivra suivant les conditions fixées au contrat de travail de Monsieur Henry GAILLARD.

Il est toutefois précisé que Monsieur Henry GAILLARD se trouvera en congés payés pour la période du 20 décembre 2010 au 24 janvier 2011, Monsieur GAILLARD étant dispensé d’activité mais rémunéré pour la période du 13 décembre au 20 décembre 2010.

Au jour de la Date de Rupture, Monsieur Henry GAILLARD remettra à la société tous les matériels et documents appartenant à cette dernière, notamment l’ordinateur portable et le véhicule de fonction mis à sa disposition.

ARTICLE 5 – TERMINATION OF THE CONTRACT

The employment contract shall terminate on January 24, 2011 (“the Termination Date”).

On the Termination Date, HYPERCOM will pay Mr. Henry GAILLARD his full and final compensation, including the outstanding vacation time (equal to 15 days) as well as any salary due at that date.

It is noted that Mr. Henry GAILLARD will receive his 2010 bonus according to the conditions (method of calculation and payment date) applied to the “Corporate” employees working in the USA.

HYPERCOM will provide Mr. Henry GAILLARD a receipt for the elements of his full and final compensation, a work certificate and an attestation intended for the unemployment services.

Until the Termination Date, the working relationship shall continue according to the conditions set forth in Mr. Henry GAILLARD’s employment contract.

However, it is agreed that Mr. Henry GAILLARD will be on paid holidays from December 20, 2010 to January 24, 2011, Mr. GAILLARD being on an authorized absence with pay from December 13, 2010 to December 20, 2010.

On the Termination Date, Mr. Henry GAILLARD will return to the company all equipment and documents belonging to the company, including the laptop and the company car provided to him.

ARTICLE 6 – TRAITEMENT SOCIAL ET FISCAL

Monsieur Henry GAILLARD reconnaît avoir été parfaitement informé du traitement fiscal et social de l'indemnité spécifique de rupture conventionnelle visée à l’article 2 de la présente convention, et notamment des dispositions du projet de loi de financement de la sécurité sociale pour 2011 potentiellement applicables.

ARTICLE 6 – SOCIAL AND TAX TREATMENT

Mr. Henry GAILLARD acknowledges that he was made fully aware of the social and tax treatment of the indemnity for termination by mutual agreement referred to in article 2 of the present Agreement, and notably of the provisions of the social security financing bill for 2011 that may be potentially applicable.

ARTICLE 7 – NON CONCURRENCE

La société HYPERCOM et Monsieur Henry GAILLARD ont souhaité, dans le cadre de la présente convention, aménager les termes de la clause de non-concurrence figurant au sein du contrat de travail du 2 juillet 2009.

C’est ainsi que les parties décident, d’un commun accord, de remplacer cet article du contrat de travail par les dispositions suivantes :

ARTICLE 7 – NON-COMPETE

HYPERCOM and Mr. Henry GAILLARD intended, within the framework of the present Agreement, to modify the terms of the non compete clause stated in the employment contract dated July 2, 2009.

As a result, the Parties, by mutual agreement, agree to replace this article of the employment contract with the following provisions:

7.1 Champ d’application
Compte tenu de ses fonctions et responsabilités ainsi que de ses relations avec la clientèle et les partenaires de la société HYPERCOM et des informations confidentielles auxquelles il a eu accès, Monsieur Henry GAILLARD s’interdit à l’expiration de son contrat de travail :

- de fonder ou d’entrer au service d’une entreprise, quelle qu’elle soit, et à quel que titre que ce soit (salarié, prestataire de service, consultant, fondateur, associé, actionnaire via une participation directe ou indirecte, administrateur, etc., à titre gratuit ou onéreux), exerçant une activité similaire ou concurrente de la société, en particulier dans le domaine d’édition de logiciel et / ou développement de hardware pour la monétique commerçante (qu’il s’agisse de la monétique intégrée ou de toute autre forme de logiciel monétique destinée au secteur de commerce), dans le secteur des terminaux de paiement, de la monétique intégrée, des transactions financières électroniques et des solutions de ce type utilisant des solutions hébergées et/ou de traitement par Internet, concernant notamment Ingenico, Cybernet, la division des terminaux de paiement de la société Motorola (précédement connu sous le nom de Symbol),  Atos Banksys, Gemalto, GMX et Spheragone et les sociétés de leurs groupes, ou exerçant une activité de fournisseur ou fabricant d’HYPERCOM, en particulier MiTAC ;

- de s’intéresser directement ou indirectement et sous quelque forme que ce soit à une telle entreprise;

Cette interdiction de concurrence est limitée à une période de trois mois, et couvre le territoire de la France, le Royaume-Uni, les États-Unis, la Chine et Taïwan.

7.1 Scope
Considering his functions and responsibilities as well as his relationships with the Company’s customers and partners as well  as the confidential information to which he had access, as of the Termination Date Mr. Henry GAILLARD shall not:

- found or work for any company, in any capacity (employee, supplier of services, consultant, founder, partner, direct or indirect shareholder, director, etc, on a voluntary basis or for compensation), having an activity similar to or competitive with the Company’s activities, and in particular in the area of software editing and/or hardware development for electronic banking for retailers (integrated electronic banking or any other electronic banking software) in the field of payment terminals, of integrated electronic banking, electronic financial exchanges and similar solutions either hosted and/or Internet based, in particular regarding Ingenico, Cybernet, the division of the Motorola payment terminals (formerly known as Symbol), Atos banksys, Gemalto, GMX and Spheragone and the companies belonging to their groups, or acting as a supplier or manufacturer of Hypercom, in particular MiTAC;

- To be involved directly or indirectly, irrespective of its form, in such a company;

This covenant not to compete is limited to a three-month period and covers France, the United Kingdom, the United-states, China and Taiwan.

7.2 Contrepartie
En contrepartie de cette obligation de non-concurrence, Monsieur Henry GAILLARD percevra pendant toute la durée de l’interdiction, une indemnité spéciale égale à 60% de son salaire mensuel moyen, déterminé au regard de la rémunération mensuelle perçue au cours des 12 mois précédant la signature de la présente convention. Par conséquent, le montant mensuel brut de cette contrepartie s’élèvera à 14.443€ brut.

Cette indemnité sera versée mensuellement, en fin de mois.

Il est expressément rappelé que cette indemnité de non-concurrence est soumise à cotisations sociales, CSG/CRDS et impôt. Elle inclut les droits à congés payés afférents.

En cas de non respect de la présente clause de non concurrence, Monsieur Henry GAILLARD sera redevable envers la société, à titre de clause pénale, d’une indemnité forfaitaire représentant six mois de salaire, apprécié sur la base de la rémunération mensuelle perçue au cours des 12 mois précédant la date signature de la présente convention, soit la somme de 144.432€, et sera tenu au remboursement immédiat des contreparties pécuniaires indûment perçues.

La société HYPERCOM sera pour sa part libérée de son engagement de versement de la contrepartie financière.

La société se réserve le droit de poursuivre Monsieur Henry GAILLARD et/ou les tiers coresponsables, en remboursement du préjudice effectivement subi et de faire ordonner sous astreinte journalière la cessation de l’activité concurrentielle.

7.2 Consideration
As consideration for this non-compete obligation, Mr. Henry GAILLARD will receive during the non-compete period, a special compensation equal to 60% of his gross monthly average salary determined according to the monthly remuneration he received during the 12 months preceding the execution of the present Agreement.  Consequently, the gross monthly amount of this consideration shall be €14,443.

This indemnity will be paid on a monthly basis at the end of the month.

It is expressly recalled that this non-compete payment is subject to social contributions (CSG:  cotisation sociale généralisée and CRDS: contribution au remboursement de la dette sociale) as well as income tax.  It includes the right to the related paid holidays.

Should Mr. Henry GAILLARD fail to comply with the terms of the present non-compete clause he will have to pay the Company, as a penalty, a lump-sum amount equal to six-months salary, calculated on the basis of the monthly gross remuneration he received during the 12 months prior to the execution of the present Agreement, i.e., €144,432, and he shall reimburse immediately the financial consideration he wrongfully received.

In such a case, Hypercom will be released from its obligation to pay the agreed consideration.

The Company reserves the right to legally pursue Mr. Henry GAILLARD and/or co-responsible third parties, for the reimbursement of the damages suffered and to file a claim demanding the immediate cessation of his competing activities.

ARTICLE 8 – NON DEBAUCHAGE

Monsieur Henry GAILLARD s’interdit de tenter de démarcher ou de débaucher, offrir ou faire offrir un emploi, directement ou indirectement, à toute personne qui serait encore salariée de la société ou du Groupe HYPERCOM de façon à ce que celui-ci quitte son poste et ce pendant une période de 6 mois suivant son départ.

ARTICLE 8 – NON SOLICITATION

During a six-month period following the Termination Date, Mr. Henry GAILLARD shall not attempt, directly or indirectly, to entice, solicit, offer or have offered employment to any person who is still employed by the Company or by the HYPERCOM Group of companies or to make him/her quit his/her position.

ARTICLE 9 – MAINTIEN DES REGIMES DE FRAIS DE SANTE ET DE PREVOYANCE

En application des dispositions de l’Accord National Interprofessionnel sur la modernisation du marché du travail (« ANI ») entré en vigueur le 1er juillet 2009, Monsieur Henry GAILLARD pourra bénéficier, à la date de cessation de son contrat de travail, d’un maintien des couvertures complémentaires santé et prévoyance en vigueur au sein de la société aux conditions suivantes :

- Monsieur Henry GAILLARD devra être pris en charge par le régime d’assurance chômage et fournir à la Direction de la société la justification de cette prise en charge ;

- Monsieur Henry GAILLARD devra acquitter ses cotisations salariales afférentes à ces régimes pour leur totalité par prélèvement sur son solde de tout compte, étant précisé que dans l’hypothèse où il reprendrait une activité professionnelle avant la fin de sa période de portabilité, ou dans l’hypothèse où il ne serait pas éligible à l’assurance chômage, il pourra, à sa demande, être remboursé du trop versé ;

Sous réserve que ces conditions soient remplies à la date de cessation de son contrat de travail, ces garanties lui seront maintenues pour une durée de neuf  mois, dite « période de portabilité », courant à compter de cette date.

Monsieur Henry GAILLARD devra par ailleurs fournir mensuellement à la Direction de la société un justificatif du versement des allocations d’assurance chômage pour le mois considéré, ainsi que l’informer immédiatement de la cessation du versement de ces allocations intervenant au cours de la « période de portabilité ».

S’il ne souhaite pas bénéficier de ces couvertures, il aura la possibilité d’y renoncer en notifiant sa décision à la Direction dans un délai de dix jours suivant l’expiration de son contrat de travail.

ARTICLE 9 – MAINTAINING OF THE EXISTING HEALTH AND PENSION COVERAGE

Pursuant to the provision of the Inter-professional National Agreement on the labor market modernization (ANI: Accord national interprofessionnel sur la modernisation du marché du travail) effective July 1, 2009, Mr. Henry GAILLARD is entitled, on the Termination Date and according to the following conditions, to retain his health and life insurance schemes in effect in the Company:

- Mr. Henry GAILLARD be registered with the national unemployment office and must provide Company management with proof of such registration;

- Mr. Henry Gaillard shall pay the contributions relating to those schemes by debiting his full and final compensation, it being specified that in the event he would find gainful employment prior to the end of his legally mandated coverage, or in the event he is not eligible to register with the national unemployment office, then on his request he will be reimbursed any overpayment.

Provided that these conditions are met on the Termination Date, these coverage guarantees will be maintained for 9 months, the so-called “Portability Term”, which starts from this day.

In addition, Mr. Henry GAILLARD shall provide on a monthly basis to the Company’s management with an unemployment compensation receipt for the relevant month and must immediately notify the Company if such unemployment payments are stopped at any time during the Portability Term.

Should he wish not to benefit from the above coverages, he will have the right to renounce such coverages by notifying his decision to Company management within 10 days following the Termination Date.

ARTICLE 10 – CONFIDENTIALITÉ

Les parties conviennent expressément de conserver un caractère confidentiel à la présente convention dont l’existence ainsi que les termes ne pourront en aucun cas être divulgués au personnel de la société HYPERCOM ou à des tiers, à l’exception des administrations et des juridictions appelées à en connaître dans le cadre d’un litige entre les parties relatif à la conclusion, l’interprétation ou l’exécution de la présente convention.

Par ailleurs, les parties rappellent que Monsieur Henry GAILLARD est tenu, notamment aux termes de son contrat de travail, à une obligation de secret professionnel et de discrétion sur toute information dont il aurait pu avoir connaissance dans le cadre de ses fonctions au sein de la société, comprenant notamment les opérations industrielles, commerciales, financières, techniques ou technologiques, les secrets et procédés concernant l’activité de l’entreprise, du Groupe auquel elle appartient et leurs clients.

Les parties s’engagent enfin à ne pas porter atteinte à leur réputation respective, en tenant des propos susceptibles d’être considérés comme dénigrants ou indélicats.

ARTICLE 10 – CONFIDENTIALITY

The parties expressly agree to treat the present Agreement as confidential and to ensure that its existence as well as its terms are not disclosed to the personnel of HYPERCOM or any third party, exception made for government agencies and for jurisdictions that would have to be informed as part of a litigation proceeding between the parties relating to the termination, interpretation or implementation of the present Agreement.

In addition, the parties confirm that Mr. Henry GAILLARD is bound, notably pursuant to his employment contract, to an obligation of professional secrecy and of discretion regarding all information he could have acquired as part of his role within the Company, notably including industrial, financial, commercial, technical and technological operations, the secrets and processes of the Company and of the group to which it belongs.

The parties agree not to disparage each other.

ARTICLE 10 – LITIGE

Tout recours relatif à (i) l’existence, la validité, l’interprétation de la présente convention, (ii) son homologation ou (iii) son refus d’homologation, relève de la compétence du conseil de prud’hommes et doit être formé, à peine d’irrecevabilité, dans un délai de 12 mois à compter de la date d'homologation de la présente convention ou de son refus d’homologation.

ARTICLE 10 – LITIGATION

All claims relating to (i) the existence, the validity, the interpretation of the present Agreement, (ii) its registration or (iii) the rejection of its registration, are under the jurisdiction of the labor courts and shall be lodged, failing which the claim shall be deemed inadmissible, within 12 months from the date the present Agreement is registered or its registration is refused.

Fait en trois exemplaires originaux, dont l'un est destiné à l’inspection du travail,

A MEUDON LA FORET

Le 13 décembre 2010

/s/ Agnès CALENDRAY

Pour la société HYPERCOM 1

Madame Agnès CALENDRAY

/s/ Henry GAILLARD

Monsieur Henry GAILLARD 1

Executed in three originals, including one for the labor administration,

In Meudon la Forêt,

On December 13, 2010

/s/ Agnes Calendray

For Hypercom

Mrs. Agnes Calendray

/s/ Henry Gaillard

Mr. Henry Gaillard

1 Faire précéder les signatures de la mention manuscrite "lu et approuvé"